Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports”, “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” within the Statement of Additional Information and to the use of our reports dated October 29th, 2020 with respect to the financial statements of AB Wealth Appreciation Strategy, AB All Market Total Return Portfolio, AB Conservative Wealth Strategy, AB Tax-Managed Wealth Appreciation Strategy and AB Tax-Managed All Market Income Portfolio, five of the series constituting The AB Portfolios, for the fiscal year ended August 31, 2020, which are incorporated by reference in this Post-Effective Amendment No. 123 to the Registration Statement (Form N-1A No. 33-12988) of The AB Portfolios.

/s/ ERNST & YOUNG LLP

New York, New York

December 29, 2020